 Exhibit 23.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-98202) of Flushing Financial Corporation of our report dated June 24, 2004 relating to the financial statements of Flushing Savings Bank, FSB 401(k) Savings Plan in RSI Retirement Trust, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers, LLP

New York, New York
June 28, 2004